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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 7, 2006

                                BRADY CORPORATION
             (Exact name of registrant as specified in its charter)

                         Commission File Number 1-14959

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
        Wisconsin                                          39-0971239
(State of Incorporation)                       (IRS Employer Identification No.)

                            6555 West Good Hope Road
                           Milwaukee, Wisconsin 53223
              (Address of Principal Executive Offices and Zip Code)

                                 (414) 358-6600
                         (Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 7, 2006, Brady GmbH, a company incorporated under the laws of Germany ("Brady GmbH"), which is a subsidiary of Brady Corporation ("Brady"), entered into a definitive agreement to acquire Tradex Holding AB, a company incorporated under the laws of Sweden ("Tradex Holding"), which is the holding company for Tradex Converting AB ("Tradex") pursuant to a Share Sale and Purchase Agreement (the "Purchase Agreement") by and among EQT II BV, a company incorporated under the laws of the Netherlands, and the other stockholders of Tradex Holding, on the one hand, and Brady GmbH, on the other hand. Under the terms of the Purchase Agreement, the Tradex Holding stockholders will receive an aggregate cash amount of SEK 1.1 billion ($146 million based on current exchange rates), subject to adjustment for changes in net worth and net debt prior to closing of Tradex Holding and its subsidiaries. Brady has guaranteed Brady GmbH's obligations under the Purchase Agreement.

Tradex, headquartered in Kungalv, Sweden, is a leading manufacturer and supplier of pressure sensitive, die-cut adhesive components for the mobile handset and electronics industries. Founded in 1965, Tradex had fiscal 2005 sales of approximately SEK 680 million ($90 million based on current exchange rates) and employs about 1,000 people around the world. Tradex has manufacturing operations in Sweden, China, South Korea and Brazil, and an extensive sales, engineering, prototyping and service network with offices strategically located in eight countries to support mobile handset manufacturers' design centers. Further information is included in Brady's press release filed as Exhibit 99 to this report and incorporated herein by reference.

Brady expects to fund the purchase price with existing cash and borrowings under its revolving credit facility. The transaction is subject to representations, warranties, covenants and closing conditions customary for a transaction of this kind, including antitrust review. Brady expects to complete the transaction in its fourth fiscal quarter of 2006. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which will be filed as an exhibit to Brady's next quarterly report on Form 10-Q filed with the Securities and Exchange Commission.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

The following is furnished as an Exhibit to this Report.

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
Exhibit No.                    Description of Exhibit
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
99            Press release of Brady Corporation, dated April 7, 2006
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BRADY CORPORATION


Date: April 12, 2006                    /s/ David Mathieson
                                        ----------------------------------------
                                        David Mathieson
                                        Vice President &
                                        Chief Financial Officer